Exhibit 4.6

WARRANT AGREEMENT

dated as of

March 29, 2004,

by and among

ATP OIL & GAS CORPORATION

and

THE HOLDERS FROM TIME TO TIME OF THE WARRANTS ISSUED HEREUNDER

[CS&M Ref No. 5865-238]

ARTICLE V OTHER DILUTIVE EVENTS ARTICLE VI NO DILUTION OR IMPAIRMENT ARTICLE VII NOTICES OF CORPORATE ACTION ARTICLE VIII LISTING OF COMMON STOCK ARTICLE IX PRIVATE PLACEMENT; RESTRICTIONS ON TRANSFER

Section 9.01.	Private Placement Representations	14
Section 9.02.	Restrictive Legends	14
Section 9.03.	Transfers to Comply With the Securities Act	16
Section 9.04.	Termination of Restrictions	16

ARTICLE X RESERVATION OF STOCK, ETC. ARTICLE XI REGISTRATION AND TRANSFER OF WARRANT, ETC.

Section 11.01.	Warrant Register; Ownership of Warrant	17
Section 11.02.	Transfer of Warrant	17
Section 11.03.	Replacement of Warrant	18
Section 11.04.	Fractional Shares	18

ARTICLE XII MISCELLANEOUS

Section 12.01.	Remedies; Specific Performance	18
Section 12.02.	No Rights or Liabilities as Shareholder	19
Section 12.03.	Notices	19
Section 12.04.	Amendments	19
Section 12.05.	Descriptive Headings, Etc	20
Section 12.06.	Governing Law	20
Section 12.07.	Jurisdiction; Consent to Service of Process	20
Section 12.08.	Waiver of Jury Trial	21
Section 12.09.	Registration Rights Agreement	21
Section 12.10.	Most Favorable Holder	21

SCHEDULES

Schedule A — Initial Holder and Aggregate Number of Initial Warrant Shares

EXHIBITS

Exhibit A — Form of Warrant
Exhibit B — Form of Election to Purchase Shares
Exhibit C — Form of Assignment

WARRANT AGREEMENT (this “Agreement”) dated as of March 29, 2004, by and among ATP OIL & GAS CORPORATION, a Texas corporation (the “Company”), and each holder of Warrants (as defined below) who is or may from time to time become a party hereto (collectively, the “Holders”).

WHEREAS, in connection with the execution and delivery of the Second Lien Credit Agreement dated as of the date hereof, among the Company, the lenders from time to time party thereto and Credit Suisse First Boston, as administrative agent, and to induce such lenders to make the loans thereunder, the Company has agreed to issue and deliver warrants (the “Warrants”) to purchase up to an aggregate of 2,452,336 shares, subject to adjustment, of its common stock, par value $0.001 per share (“Common Stock”).

WHEREAS, the Company and the Holders wish to set forth herein the terms of the Warrants and certain agreements relating to, among other things, the exercise and transfer of the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

As used in this Agreement, the following terms shall have the following meanings:

“Additional Shares of Common Stock” shall mean (without duplication) all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.03 or 3.04, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than (a) shares issued upon the exercise of the Warrants and (b) such number of additional shares as may become issuable upon the exercise of the Warrants by reason of adjustments required pursuant to the provisions of such Warrants as in effect on the date hereof.

“Applicable Number of Shares” shall mean at any date of determination a number of shares of Common Stock equal to the difference between (a) the Initial Number of Shares, less (b) the number of shares of Common Stock which were issued pursuant to the exercise of any Warrant, as determined immediately prior to such date (giving effect to any stock splits or combinations, or any dividends paid or payable in shares of Common Stock, after the issuance of such shares).

“Business Day” shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Commission” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

“Common Stock” shall have the meaning assigned to it in the introduction to this Agreement, such term to include any capital stock into which the Common Stock shall have been changed or any capital stock resulting from any reclassification of such Common Stock, and all other capital stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Company” shall have the meaning assigned to it in the introduction to this Agreement, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Article IV.

“Convertible Securities” shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

“Current Market Price” shall mean, on any date specified herein, the average of the daily Market Price during the five consecutive trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Exercise Price” shall mean the Initial Price, as adjusted from time to time as provided herein.

“Expiration Date” shall mean the sixth anniversary of the date of this Agreement.

“Fair Value” shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and a Majority of the Holders; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith, by an independent investment banking firm selected jointly by the Company and a Majority of the Holders or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

“Holder” shall have the meaning assigned to it in the introduction to this Agreement.

“Initial Number of Shares” shall mean 2,452,336 shares of Common Stock.

“Initial Price” shall mean $7.25.

“Majority of the Holders” shall mean the Holders of any Warrants issued pursuant to this Agreement who shall be entitled, upon exercise of their Warrants, to purchase more than 50% of all shares of Common Stock then issuable under all such Warrants.

“Market Price” shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and a Majority of the Holders; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and a Majority of the Holders or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Notice” shall have the meaning assigned to it in Section 2.01(a) of this Agreement.

“Options” shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities.

“Other Securities” shall mean any capital stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Article IV or otherwise.

“person” shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” shall have the meaning assigned to it in Section 2.01(a) of this Agreement.

“Registration Rights Agreement” means that certain Warrant Shares Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Holders, as may be amended from time to time, including the demand and piggy-back registration rights of the Holders and the other provisions thereof with respect to the Warrants and the resale by the Holders of the Warrant Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Warrants” shall have the meaning assigned to it in the preamble to this Agreement.

“Warrant Shares” shall mean (a) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants and (b) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise.

ARTICLE II

Issuance and Exercise of Warrants

Section 2.01. Issuance of Warrants; Manner of Exercise; Payment of the Purchase Price. (a) Subject to the terms and conditions of this Agreement, the Company hereby issues and delivers to each Holder, Warrants (each in the form of Exhibit A hereto) to purchase, at the Exercise Price, shares of fully paid and nonassesaable Common Stock in the amounts set forth on Schedule A hereto and listed adjacent to such Holder’s name. Each Warrant may be exercised by the Holder thereof, in whole or in part, at any time or from time to time prior to the Expiration Date, for a number of shares of Common Stock not greater than the then-Applicable Number of Shares determined as of the date of exercise, by surrendering to the Company at its principal office such Warrant, with the form of Election to Purchase Shares (the “Notice”) attached hereto as Exhibit B (or a reasonable facsimile thereof) duly executed by the Holder, which Notice shall specify the number of shares of Common Stock to be issued to such Holder and accompanied by payment of the applicable purchase price (the “Purchase Price”) in an amount equal to the product of (i) the Exercise Price and (ii) the number of shares of Common Stock to be issued.

(b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, (iii) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price, or (iv) by a combination of the methods described in clauses (i), (ii) and (iii).

Section 2.02. When Exercise Effective. Each exercise of a Warrant shall be deemed to have been effected as of the later to occur of (a) receipt of payment of the Purchase Price and (b) immediately prior to the close of business on the Business Day on which such Warrant shall have been surrendered to the Company as provided in Section 2.01, and at such time of effectiveness the person or persons in whose name or names any certificate or certificates for Warrant Shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.03 shall be deemed to have become the holder or holders of record thereof for all purposes.

Section 2.03. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of any Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder thereof or, subject to Article XI hereof, as the Holder may direct, a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Exercise Price per share on the date of Warrant exercise.

(b) In case any such exercise is for less than all of the then-Applicable Number of Shares as of the date of exercise purchasable under any Warrant, the Company shall issue to the applicable Holder a new Warrant in like form for the unexercised portion thereof.

(c) The Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any certificates for shares of Common stock in a name other than that of the Holder thereof, and the Company shall not be required to issue or deliver such Warrant or shares of Common Stock unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

(d) The Company shall pay all taxes (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrants or the Common Stock (or Other Securities) issuable upon the exercise of any Warrant or in connection with any modification of this Agreement or the Warrants and shall hold each Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 2.03(d) shall survive any termination of this Agreement, and any cancellation or termination of the Warrants. The parties hereto agree that for income tax purposes, the aggregate consideration to be attributed to the Warrants issued to the Holders hereunder is $7,962,500.

ARTICLE III

Adjustment of Common Stock Issuable Upon Exercise; Adjustment of Exercise Price

Section 3.01. Adjustment of Number of Shares. From and after the date hereof, upon each adjustment of the Exercise Price as a result of the calculations made in this Article III, each Warrant shall thereafter evidence the right to receive, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-hundredth of a share) obtained by dividing (i) the product of the aggregate number of shares covered by such Warrant immediately prior to such adjustment and the Exercise Price in effect immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately after such adjustment of the Exercise Price.

Section 3.02. Adjustment of Exercise Price. (a) Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.03 or 3.04) without consideration or for a consideration per share less than the Market Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.08, the Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction:

(i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Market Price, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided, however, that, for the purposes of this Section 3.02(a), (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.03 or 3.04, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

(b) Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional capital stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, subject to Section 3.08, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction:

(x) the numerator of which shall be the Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

(y) the denominator of which shall be such Market Price.

Section 3.03. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, or the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.05) of such shares would be less than the Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Exercise Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any person or group of persons of any specified number or percentage of the voting securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

(b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

(c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

(i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.05) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

(d) no readjustment pursuant to paragraph (b) or (c) above shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

(e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in paragraph (c) above.

Section 3.04. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

Section 3.05. Computation of Consideration. (a) For the purposes of this Article III, the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

(i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

(ii) insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

(iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of “Fair Value” herein;

(b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.03, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

(i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the applicable Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in paragraph (a) above, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

(c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.04, relating to stock dividends, stock splits and similar corporate events shall be deemed to have been issued for no consideration.

Section 3.06. Adjustments for Combinations, etc. If after the date hereof the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

Section 3.07. Dilution in Case of Other Securities. If after the date hereof any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any capital stock (or Other Securities) of the Company (or any issuer of Other Securities or any other person referred to in Article IV) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company

(or any such other issuer or person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Article III, the purchase rights granted by any Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Article III with respect to the Exercise Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

Section 3.08. De Minimis Adjustments; Certain Retroactive Adjustments. If the amount of any adjustment of the Exercise Price per share required pursuant to this Article III would be less than one tenth (1/10) of one percent (1%) of the Exercise Price, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Exercise Price of at least one tenth (1/10) of one percent (1%) of such Exercise Price. All calculations under this Agreement shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

Section 3.09. Abandoned Dividend or Distribution. If after the date hereof the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Exercise Price under the terms of this Agreement) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Exercise Price by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

ARTICLE IV

Consolidation, Merger, Etc.

Section 4.01. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (a) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other person and shall thereafter distribute any material portion of the proceeds of such transaction to its shareholders generally, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification of the Common Stock resulting in the issuance of Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in Sections 3.02(a) or 3.02(b)), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement, the Holder of any Warrant, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect immediately prior to the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised such Warrant for all of the then-Applicable Number of Shares immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Articles III, IV and V.

Section 4.02. Assumption of Obligations. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.01 unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of any Warrant, as provided herein, shall assume, by written instrument delivered to each of the Holders, (a) the obligations of the Company under this Agreement (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement), (b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to the Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Article IV, the Holders may be entitled to receive and such person shall have similarly delivered to the Holders an opinion of counsel for such person, which counsel shall be reasonably satisfactory to a Majority of the Holders, stating that this Agreement shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Article IV) shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of the Warrants or the exercise of any rights pursuant hereto or thereto.

ARTICLE	V

Other Dilutive Events

In case any event shall occur as to which the provisions of Article III or Article IV are not strictly applicable or if strictly applicable would not, in the reasonable judgment of a Majority of the Holders, fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Articles, then, in each such case, the Company shall, promptly upon receipt of written notification thereof, if the Board of Directors of the Company shall determine in good faith that it would be appropriate to do so, make an adjustment in the application of such provisions, in accordance with the essential intent and principles hereof, so as to preserve, without dilution, the purchase rights represented by the Warrants.

ARTICLE VI

No Dilution or Impairment

The Company shall not, by amendment of its Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of any Warrant against dilution or other impairment in accordance with the terms hereof. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of any Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, and (c) shall not amend or modify any provision of the Articles of Incorporation or by-laws of the Company in any manner that would adversely affect in any way the rights or powers of the Holder of any Warrant in its capacity as such.

ARTICLE VII

Notices of Corporate Action

In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other person, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. In the case of any action covered by clause (a) above, such notice shall be mailed by the Company at least 10 days prior to the date on which such record is to be taken, and, in the case of any action covered by clause (b) or (c) above, such notice shall be mailed by the Company at least 20 days prior to the date or expected date on which such action is to take place.

ARTICLE VIII

Listing of Common Stock

At any time that the Common Stock is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on the principal such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

ARTICLE IX

Private Placement; Restrictions on Transfer

Section 9.01. Private Placement Representations. Each Holder represents, severally and not jointly, that it is an “accredited investor” within the meaning of Regulation D under the Securities Act and that the Warrants are being or will be acquired for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view toward distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act, federal securities laws or the securities laws of any state, without prejudice, however, to its rights to sell or otherwise dispose of all or any part of the Warrants under an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and applicable state securities laws.

Section 9.02. Restrictive Legends. Except as otherwise permitted by this Article IX, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF MARCH 29, 2004, BY AND AMONG ATP OIL & GAS CORPORATION AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS ISSUED THEREUNDER PURSUANT TO WHICH THIS WARRANT WAS ISSUED.

“THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF (1) THE WARRANT AGREEMENT AND (2) A WARRANT SHARES REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 29, 2004, BY AND AMONG ATP OIL & GAS CORPORATION AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS, AS EACH SUCH AGREEMENT MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.”

Except as otherwise permitted by this Article IX, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF MARCH 29, 2004, BY AND AMONG ATP OIL & GAS CORPORATION AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS ISSUED THEREUNDER. A COMPLETE AND CORRECT COPY OF THE WARRANT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF ATP OIL & GAS CORPORATION OR AT THE OFFICE OR AGENCY MAINTAINED BY ATP OIL & GAS CORPORATION AS PROVIDED IN THE WARRANT AGREEMENT AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A WARRANT SHARES

REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 29, 2004, BY AND AMONG ATP OIL & GAS CORPORATION AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.”

Section 9.03. Transfers to Comply With the Securities Act. (a) No Warrant may be exercised and no Warrant or Warrant Share may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “sale”), except in compliance with this Article IX.

(b) A Holder may exercise a Warrant if it is an “accredited investor” or a “qualified institutional buyer,” as defined in Regulation D and Rule 144A under the Securities Act, respectively, and a Holder may sell any Warrant or any Warrant Shares to any affiliate of such Holder or to a transferee that is an “accredited investor” or a “qualified institutional buyer,” as such terms are defined in such Regulation and such Rule, respectively, provided that (other than in the case any such sale to an affiliate of such Holder) each of the following conditions is satisfied:

(i) with respect to any “accredited investor” that is not an institution, such transferee provides a certification establishing to the reasonable satisfaction of the Company that it is an “accredited investor”;

(ii) such transferee represents that it is acquiring the Warrant and/or Warrant Shares for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Securities Act that would be in violation of the securities laws of the United States or any applicable state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

(c) such transferee agrees to be bound by the provisions of this Agreement with respect to any Warrants and Warrant Shares held by it.

Section 9.04. Termination of Restrictions. The restrictions imposed by this Article IX on the transferability of Warrants and Warrant Shares shall cease and terminate as to any particular Warrants or Warrant Shares (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the applicable Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Warrants or Warrant Shares, each applicable Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.02.

ARTICLE X

Reservation of Stock, Etc.

The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrants. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company (the “Transfer Agent”), and every subsequent Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of any of the purchase rights represented by the Warrants, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of each Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered upon the exercise of the rights thereby evidenced and not required to be returned to the Holder pursuant hereto shall be canceled. Subsequent to the Expiration Date, no shares of Common Stock need be reserved in respect of any unexercised Warrant.

ARTICLE XI

Registration and Transfer of Warrant, Etc.

Section 11.01. Warrant Register; Ownership of Warrant. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company’s election and expense, by a warrant agent or the Company’s transfer agent. The Company shall promptly notify the Holders in writing of the name and address of any warrant agent appointed by the Company or any successor warrant agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Article IX, a Warrant, if properly assigned (including to an affiliate of the Holder), may be exercised by a new Holder without a new Warrant first having been issued.

Section 11.02. Transfer of Warrant. At any time and from time to time and subject to compliance with Article IX, if applicable, each Warrant and all rights thereunder are transferable in whole or in part, without charge to the Holder thereof, upon surrender of such Warrant with a properly executed Form of Assignment attached hereto as Exhibit C at the principal office of the Company. Each such transferee shall succeed to all of the rights and obligations of the transferring Holder under this Agreement or in the event that such Warrant is only partially transferred, the transferring Holder and such transferee shall, simultaneously, hold rights and obligations hereunder in proportion to their respective ownership of the Warrants. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for a number of shares of Common Stock (or Other Securities) with respect to which rights under such Warrant were not so transferred.

Section 11.03. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity bond in such reasonable amount as the Company may determine, or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

Section 11.04. Fractional Shares. Notwithstanding any provision of this Agreement, the Company shall not be required to issue fractions of shares upon exercise of any Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the applicable Holder, at the time of exercise of any Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Exercise Price of a share of Common Stock on the date of such exercise.

ARTICLE XII

Miscellaneous

Section 12.01. Remedies; Specific Performance. The Company stipulates that there would be no adequate remedy at law to the Holders in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement and accordingly, the Company agrees that, in addition to any other remedy to which any Holder may be entitled at law or in equity, the Holders shall be entitled to specific performance of the obligations of the Company under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by any Holder in exercising any right or remedy accruing upon any such breach or threatened breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

Section 12.02. No Rights or Liabilities as Shareholder. Nothing contained in this Agreement shall be construed as conferring upon any Holder any rights as a shareholder of the Company or as imposing any obligation on any Holder to purchase any securities or as imposing any liabilities on any Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

Section 12.03. Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any recognized overnight delivery service or first class registered or certified mail, return receipt requested, postage prepaid, addressed: if to the Company, to the Company at its address at:

ATP Oil & Gas Corporation

4600 Post Oak Place

Suite 200

Houston, Texas 77027

Attention: Chief Financial Officer

Telephone: 713-622-3311

Telecopier: 713-622-5101

with a copy to:

ATP Oil & Gas Corporation

4600 Post Oak Place

Suite 200

Houston, Texas 77027

Attention: General Counsel

Telephone: 713-622-3311

Telecopier: 713-622-0289;

if to any Holder, at the address specified in Schedule A hereto or in the assignment instrument pursuant to which it became a party hereto; or as to any party, at such other address as shall be designated by such party in a written notice to the other party.

All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a recognized overnight delivery service; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Article II.

Section 12.04. Amendments. This Agreement and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the Company and a Majority of the Holders; provided, however, that any amendment or modification of the Exercise Price or the Expiration Date shall only be effective if set forth in a written instrument duly executed by the Company and each Holder the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

Section 12.05. Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs of this Agreement unless otherwise specified; (4) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (5) “or” is not exclusive; and (6) provisions apply to successive events and transactions.

Section 12.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 12.07. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b) Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law; provided that notice of the use of any such alternative means of service shall be provided to each affected party in the manner provided in Section 12.03.

Section 12.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.08

Section 12.09. Registration Rights Agreement. The shares of Common Stock (and Other Securities) issuable upon exercise of any Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each Holder of a Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such Holder, by its acceptance of a Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such Holder as a holder of such Registrable Securities.

Section 12.10. Most Favorable Holder. The Company agrees that if at any time or from time to time prior to the Expiration Date it enters into any agreement with, or issues Options or Convertible Securities to, any person other than Holders of Warrants, which provides such person with more favorable terms of the type set forth in Article III, IV, V and VI of this Agreement than the terms set forth in such Articles, then the Company shall issue to the Holders new Warrants in exchange for the Warrants then outstanding, which shall contain such terms, effective from the date such agreement is consummated or Option or Convertible Security is issued until the Expiration Date (subject to the continuing application of this Section 12.10 in respect of any subsequent agreement that would trigger its applicability).

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

ATP OIL & GAS CORPORATION,

by	/s/ T. Paul Bulmahn

Name:	T. Paul Bulmahn
Title:	President

CREDIT SUISSE FIRST BOSTON, as Holder, as escrow agent, of all warrants initially issued hereunder pursuant to a Warrant Escrow Agreement of even date herewith,

by	/s/ James Moran

Name:	James Moran
Title:	Director

by	/s/ David Dodd

Name:	David Dodd
Title:	Associate

SCHEDULE A

to Warrant Agreement

INITIAL HOLDER AND AGGREGATE NUMBER

OF INITIAL WARRANT SHARES

Name and Address of Holder	Number of Warrant Shares
Credit Suisse First Boston, as Escrow Agent Eleven Madison Avenue New York, NY 10010 Attention: Agency Group	2,452,336

1

EXHIBIT A

to Warrant Agreement

FORM OF

WARRANT

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF MARCH 29, 2004, BY AND AMONG ATP OIL & GAS CORPORATION AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS ISSUED THEREUNDER PURSUANT TO WHICH THIS WARRANT WAS ISSUED.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF (1) THE WARRANT AGREEMENT AND (2) A WARRANT SHARES REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 29, 2004 BY AND AMONG ATP OIL & GAS CORPORATION AND THE HOLDERS FROM TIME TO TIME OF THE WARRANTS, AS EACH SUCH AGREEMENT MAY BE AMENDED, MODIFIED, SUPPLEMENTED, RESTATED OR OTHERWISE CHANGED FROM TIME TO TIME.

ATP OIL & GAS CORPORATION

COMMON STOCK PURCHASE WARRANT

No.W-	_______, 2004

Warrant to Purchase

_______ Shares of Common Stock

ATP OIL & GAS CORPORATION, a Texas corporation (the “Company”), for value received, hereby certifies that ________ or its registered assigns (the “Holder”), is entitled to purchase from the Company that number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”) set forth above, at a purchase price per share equal to the Exercise Price, at any time or from time to time on or after the date hereof, but prior to 5:00 P.M., New York City time, on March 29, 2010, all subject to the terms, conditions and adjustments set forth in that certain Warrant Agreement dated as of March 29, 2004, by and among the Company and the holders from time to time of the Warrants issued thereunder (the “Warrant Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Warrant Agreement.

This Warrant is one of the Warrants (such term to include any such warrants issued in substitution therefor) referred to and issued under the Warrant Agreement. The number of shares of Common Stock issuable upon exercise of this Warrant as set forth on the face hereof is subject to certain adjustments as provided in the Warrant Agreement. The Holder is entitled to certain benefits as set forth in the Warrant Shares Registration Rights Agreement dated as of March 29, 2004, by and among the Company and the holders from time to time of the Warrants (the “Registration Rights Agreement”). Copies of the Warrant Agreement and the Registration Rights Agreement are available from the Company at no charge upon the request of the Holder.

EXHIBIT B

to Warrant Agreement

FORM OF

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase shares of Common Stock, par value $.001 per share (“Common Stock”), of ATP OIL & GAS CORPORATION and hereby makes payment of $                     therefor in accordance with the terms of the Warrant Agreement dated as of March 29, 2004 pursuant to which the Warrant was issued against delivery of stock certificates representing such shares. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the total number of Shares then covered by the Warrant, the undersigned requests that this Warrant, which shall note the number of shares of Common Stock issued to date, be delivered to the holder as follows:

ISSUE TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)
DELIVER TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated: _____________, 200_

NAME OF HOLDER[1]

By

Name:
Title:

[1]	Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.

EXHIBIT C

to Warrant Agreement

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.001 per share (“Common Stock”), of ATP OIL & GAS CORPORATION represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

and does hereby irrevocably constitute and appoint attorney ________ to make such transfer on the books of ATP OIL & GAS CORPORATION maintained for that purpose, with full power of substitution in the premises.

Dated: _____________, 200_

NAME OF HOLDER[2]

By

Name:
Title:

[2]	Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.